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                                                                    Exhibit 23.2







                         CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-00000) pertaining to the Information Holdings Inc. 1998 Stock Option Plan of our reports dated April 20, 1998 and June 8, 1998, with respect to the consolidated financial statements of Information Ventures LLC, included in the Registration Statement (Form S-1, No. 333-56665) of Information Holdings Inc., filed with the Securities and Exchange Commission.


                                                        /s/ ERNST & YOUNG LLP

New York, New York
September 10, 1998